As filed with the Securities and Exchange Commission on March 11, 2005	Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________________________
FORM S-8
Registration Statement
Under the Securities Act of 1933
____________________________________
ERHC Energy Inc.
(Exact name of Registrant as specified in its charter)

Colorado	58-2429712
(State or other jurisdiction	(I.R.S. Employer
of incorporation or	Identification Number)
organization)

5444 Westheimer, Suite 1570	Ali Memon
Houston, Texas 77056	5444 Westheimer, Suite 1570
(713) 626-4700	Houston, Texas 77056
(Address, including zip code, and	(713) 626-4700
telephone number, including	(Name, address, including zip code,
area code, of registrant's	and telephone number, including
principal executive offices)	area code, of agent for service)

Consulting Agreement with Thomas C. Pritchard
(Full Title of the Plans)
_________________
copy to:
Thomas C. Pritchard
Brewer & Pritchard, P.C.
Three Riverway, Suite 1800
Houston, Texas 77056
Phone (713) 209-2950
Fax (713) 659-2430
_________________

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.0001 per share	150,000	$0.58	$87,000	$11.02
TOTAL				$11.02

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and 457 (h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices for a share of Common Stock reported on the Over-The-Counter Bulletin Board as of March 10, 2005.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference

The following documents filed by ERHC Energy Inc. (“Company” or “Registrant”) with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

1. The Company's Annual Report for the fiscal year end September 30, 2004, as filed with the Commission on December 29, 2004;

2. The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, as filed on February 10, 2005; Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004, as filed on December 29, 2004; Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004, as filed on December 29, 2004; Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2003, as filed on December 29, 2004;

3. Our Current Report on Form 8-K dated February 18, 2005, as filed on February 23, 2005; Current Report on Form 8-K/A dated December 28, 2004, as filed on January 3, 2005; Current Report dated December 28, 2004 as filed on December 30, 2004; Current Report dated December 28, 2004 as filed on December 30, 2004;

4. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of the fiscal year covered by the document referred to in (1) above; and

5. The description of the Company common stock which is contained in the registration statement or amendment to any registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interest of Named Experts and Counsel

Thomas C. Pritchard is a principal of Brewer & Pritchard, P.C. and has received 150,000 shares of Company common stock pursuant to this registration statement.

Item 6. Indemnification of Directors and Officers

Section 7-109-101, et seq., of the Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees, fiduciaries and agents against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether formal or informal (a “Proceeding”), by reason of being or having been a director, officer, employee, fiduciary or agent of the corporation, if such person acted in good faith and reasonably believed that his conduct, in his official capacity, was in the best interests of the corporation, and in all other cases his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director, officer, employee, fiduciary or agent must have no reasonable cause to believe his conduct was unlawful. Under Colorado law, a corporation may not indemnify a director, officer, employee, fiduciary or agent in connection with a Proceeding by or in the right of the corporation if the director is adjudged liable to the corporation, or in a Proceeding in which the director, officer, employee or agent is adjudged liable for an improper personal benefit.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.            Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Identification of Exhibit

4.1(1)	— Common Stock Specimen
5.1(2)	— Opinion Regarding Legality
10.1(2)	— Thomas C. Pritchard Consulting Agreement
23.1(2)	— Consent of Counsel (included in Exhibit 5.1)
23.2(2)	— Consent of Pannell Kerr Forster of Texas, P.C., Independent Registered Public Accounting Firm

_____________________

(1)	Filed previously.
(2)	Filed with this Form S-8.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of March, 2005.

ERHC ENERGY INC.

By:	//s// ALI MEMON
Ali Memon, Chief Executive Officer
Title

____________________________

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

//s// SIR EMEKA OFFOR	Chairman of the board	March 4, 2005
Sir Emeka Offor

//s// ALI MEMON	Chief Executive Officer, President	March 4, 2005
Ali Memon	and Director

//s// NICOLAE LUCA	Director	March 4, 2005
Nicolae Luca

//s// IKE C. OKPALA	Chief Financial Officer &	March 4, 2005
Ike C. Okpala	Chief Accounting Officer

Exhibit Index

Exhibit No.	Identification of Exhibit

4.1(1)	— Common Stock Specimen
5.1(2)	— Opinion Regarding Legality
10.1(2)	— Thomas C. Pritchard Consulting Agreement
23.1(2)	— Consent of Counsel (included in Exhibit 5.1)
23.2(2)	— Consent of Pannell Kerr Forster of Texas, P.C., Independent Registered Public Accounting Firm

_____________________

(1)	Filed previously.
(2)	Filed with this Form S-8.